Exhibit 3.139

Form LLC-5.5
January 1995

George H. Ryan
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 359, Howlett Building
Springfield, IL 62756

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”
Illinois
Limited Liability Company Act
Articles of Organization

Filing Fee $500
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date 02-10-1997
Assigned File # 00003411
Filing Fee $500.00
Approved:
This space for use by Secretary of State [FILED]
1.	Limited Liability Company name: Montana Associates, L.L.C.

(The LLC name must contain the words limited liability company or L.L.C. and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	Transacting business under an assumed name: ☐ Yes ☑ No (If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.)

2 N. LaSalle Street, Suite 1901, Chicago, IL 60602 Cook County

4.	Federal Employer Identification Number (F.E.I.N.): Applied For

5.	These Articles of Organization are effective on: (Check one)

a) ☑ the filing date, or b) ☐	another date later than but not more than 60 days subsequent to the filing date:	(month, day, year)
6.	The registered agent’s name and registered office address is:

Registered Agent:	Francean	G.	Hill

	First Name	Middle Initial	Last name
Registered Office	2 N. LaSalle Street, Suite 1901

(P.O. Box alone and	Number	Street	Suite #
c/o are unacceptable	Chicago, IL 60602		Cook County

	City	Zip Code	County
7.	Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065) (If not sufficient space to cover this point, add one or more sheets of this size.)

To Purchase, hold for investment, lease, operate, manage and do any and all other activities necessary to or connected with Nursing Homes or any related industry.
Business Code: 6511

8.	The latest date the company is to dissolve	February 7, 2047.
(month, day, year)
And other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5
9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:

☐ Yes ☑ No

If yes, state the provisions(s) and the statutory cite(s) from the ILLCA.

10.	a) Management is vested, in whole or in part, in managers: ☑ Yes ☐ No If yes, list their names and business addresses.

Zev Karkomi, 2 N. LaSalle St., Chicago, IL 60602 Harvey Angell, 2 N. LaSalle St., Chicago, IL 60602

b) Management is maintained, in whole or in part, by the members: ☐ Yes ☑ No If yes, list their names and addresses. If no, the company has 2 or more members pursuant to S.5-1 of the ILLCA.

The limited liability company has 2 or more members pursuant to §5-1 of the Illinois Limited Liability Company Act.

11.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated February 7 1997

Signature(s) and Name(s) of Organizer(s)

1.	/s/ Samuel H. Kovitz

Signature
Samuel H. Kovitz, Organizer

(Type or print name and title)

(Name if a corporation or other entity)
2.

Signature

(Type or print name and title)

(Name if a corporation or other entity)
3.

Signature

(Type or print name and title)

(Name if a corporation or other entity)
Business Address(es)

1.	2. N. LaSalle St., Ste.	1901

	Number	Street
Chicago

City/Town
	Illinois		60602

	State		Zip Code

	Number	Street

City/Town

	State		Zip Code
3.

	Number	Street

City/Town

	State		Zip Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
LLC-4.1

LLC-5.5
Item #8. The following are other events of dissolution:
     (a) The sale of all or substantially all of the assets of the LLC;
     (b) The unanimous agreement of all Members;
     (c) The Bankruptcy, Insolvency, Dissolution or Termination (as such terms are defined in the Operating Agreement) of any Member; or
     (d) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the LLC.
LLC-4.1